77B Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Columbia Funds Series Trust

In planning and performing our audit of the financial statements of Columbia Short Term Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate
Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Asset Allocation Fund II, Columbia High Income Fund, Columbia Short Term Bond Fund, Columbia Total Return Bond Fund, Corporate Bond Portfolio, Mortgage- and Asset-Backed Portfolio, and Columbia Daily Cash Reserves (each a series of Columbia Funds Series Trust and hereafter collectively referred to as the "Funds") as of and for the year ended March 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2009.


This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
May 22, 2009



77B Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Columbia Funds Series Trust

In planning and performing our audit of the financial statements of Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income and Growth Portfolio, Columbia LifeGoal Income Portfolio, Columbia Masters International Equity Portfolio, Columbia Masters Heritage Portfolio, and Columbia Masters Global Equity Portfolio (each a series of Columbia Funds Series Trust and hereafter collectively referred to as the "Funds") as of and for the year ended March 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2009.


This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
May 27, 2009



Item 77D/77Q1(b) Policies with Respect to Securities Investments:
Columbia LifeGoal(r) Growth Portfolio
Columbia LifeGoal(r) Balanced Growth Portfolio
Columbia LifeGoal(r) Income and Growth Portfolio
Columbia LifeGoal(r) Income Portfolio
(each a "Portfolio", together the "Portfolios")

On September 19, 2008, a Form Type 497, Accession
No. 0001193125-08-198582, prospectus supplement to the registration statement of Columbia Funds Series Trust was filed with the SEC.
This supplement described, among other things, the following changes in investment policies:

o	the addition of the international/global category of
Underlying Funds to the Columbia LifeGoal(r) Income Portfolio with an allowed allocation of 0 - 15%;
o	an increase of the targeted allocation percentage to the
international/global category for each of the other Portfolios;
o	the addition of a new category of Underlying Funds that
invest in specialty securities to each Portfolio; and
o	the addition of several Columbia Funds as Underlying Funds
for each Portfolio.

On November 14, 2008, a Form Type 497, Accession
No. 0001193125-08-236605, prospectus supplement to the registration statement of Columbia Funds Series Trust was filed with the SEC. This supplement described, among other things, the addition of several Columbia Funds as Underlying Funds for each Portfolio.


Item 77E Legal Proceedings:
Columbia Nations Funds                  As of May 2009

Columbia Management Advisors, LLC and Columbia Management
Distributors, Inc. (collectively, the "Columbia Group") are subject to a settlement agreement with the New York Attorney General
("NYAG") (the "NYAG Settlement") and a settlement order with the SEC (the "SEC Order") on matters relating to mutual fund trading, each dated February 9, 2005. Under the terms of the SEC Order, the Columbia Group (or predecessor entities) agreed, among other things, to: pay disgorgement and civil money penalties collectively totaling $375 million; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures;
and retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement, among other things, requires Columbia Management Advisors, LLC and its affiliates to reduce management fees for certain funds in the Columbia family of mutual funds in a projected total of $160 million over five years through November 30, 2009 and to make certain disclosures to investors relating to expenses. In connection with the Columbia Group providing services to the Columbia Funds, the Columbia Funds have voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees and certain special consulting and compliance measures.

Pursuant to the SEC Order and related procedures, the $375 million in settlement amounts described above, of which approximately $90 million has been earmarked for certain Columbia Funds and their shareholders, is being distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC on December 27, 2007. Distributions under the distribution plan began in mid-June 2008.

Civil Litigation
In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including Banc of America Capital Management, LLC ("BACAP," now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC (now known as Columbia Management Distributors, Inc.) (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases. On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for approval.


N-SAR Item 77H: Changes in Control of Registrant


Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Masters International Equity Portfolio

As of March 31st 2009
Name of Person                   Ownership % of Series



As of October 1st 2008
Name of Person                   Ownership % of Series
Charles Schwab & Co Inc          27.31%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person